CUSIP No. 374297 10 9                 13G                    Page 11 of 11 Pages


                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock and Series A Participating Convertible Redeemable Preferred Stock of Getty Realty Corp. dated as of February 28, 2002, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(c) under the Securities Exchange Act of 1934.


Date: February 28, 2002                 /s/ Howard B. Safenowitz
                                        ----------------------------------------
                                        Howard B. Safenowitz


Date: February 28, 2002                 SAFENOWITZ FAMILY CORP.,
                                        a California corporation


                                        /s/ Howard B. Safenowitz
                                        ----------------------------------------
                                        By: Howard B. Safenowitz
                                        Its: President


Date: February 28, 2002                 THE SAFENOWITZ PARTNERS, LP,
                                        a California limited partnership

                                        By: SAFENOWITZ FAMILY CORP.,
                                            a California corporation,
                                            its general partner


                                        /s/ Howard B. Safenowitz
                                        ----------------------------------------
                                        By: Howard B. Safenowitz
                                        Its: President